THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

March 23, 2007

XTF Investors Trust

110 Wall Street

18th Floor

New York, NY  10005

Re: XTF Investors Trust, File Nos. 333-139947 and 811-22002

Gentlemen:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the XTF Investors Trust Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 2 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

jms